UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2019

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36751 (Commission File Number)	04-3522315 (I.R.S. Employer Identification Number)

5 Great Valley Parkway, Suite 160

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.                                        Changes in Registrant’s Certifying Accountant

Following the recent change of control of the Company (Ocugen, Inc. f/k/a/ Histogenics Corporation “Histogenics”) resulting from the merger (the “Merger”) of a subsidiary of Histogenics with and into the corporation formerly known as “Ocugen, Inc.” (“Old Ocugen”), on September 27, 2019, the Board of Directors of the Company approved dismissal of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm. Subsequently, on October 7, 2019, the Company informed its independent registered public accounting firm, Grant Thornton LLP (“GT”), that the Company wished to dismiss GT as the Company’s independent registered public accounting firm. GT’s dismissal was not due to any reason related to the Company’s reporting or accounting operations, policies or procedures.

The reports of GT on Histogenics’ consolidated financial statements for the years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles, except the audit reports included an explanatory paragraph that described factors that raised substantial doubt about Histogenics’ ability to continue as a going concern.

In connection with the audits of Histogenics’ consolidated financial statements for each of the years ended December 31, 2018 and 2017, and during the subsequent interim periods through October 7, 2019, there were no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of GT would have caused it to make reference to the matter in their report. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as described below.

During the audit of Histogenics’ consolidated financial statements for the year ended December 31, 2018, a material weakness in the design and operating effectiveness of Histogenics’ internal control over financial reporting relating to the accounting for transactions that are highly complex and/or unusual in nature, was disclosed in Item 9A of Histogenics’ Annual Report on Form 10-K for the year ended December 31, 2018.

The Company provided GT with a copy of disclosures it is making in this Form 8-K and requested GT to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of GT’s letter dated October 9, 2019 is filed as Exhibit 16.1 hereto.

On October 9, 2019, the Company entered into an engagement letter with Ernst & Young LLP (“EY”), approved by the Audit Committee, and engaged EY as the Company’s independent registered public accounting firm effective immediately.  Prior to the Merger, Old Ocugen’s historical consolidated financial statements were audited by EY.

During the Company’s  most recent fiscal years and the subsequent interim period preceding EY’s engagement, neither the Company nor anyone on its behalf consulted EY regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01.                                        Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit

16.1	Letter dated October 9, 2019, from Grant Thornton LLP to the U.S. Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2019	OCUGEN, INC.

	By:	/s/ Shankar Musunuri
Shankar Musunuri
Chief Executive Officer and Chairman